Exhibit 10.29

WAIVER AND AMENDMENT #1 TO SENIOR PROMISSORY NOTE

This WAIVER AND AMENDMENT #1 TO SENIOR PROMISSORY NOTE (the “Agreement”) is entered into as of February 14, 2013 (the “Effective Date”), by and among the undersigned noteholder who holds a Senior Promissory Note (as defined in the Recitals below) that was issued on December 20, 2011 (“Noteholder”), and WOWIO, In., a Texas corporation (the “Company”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Senior Promissory Note.

RECITALS

A. WHEREAS, on December 20, 2011, the Company entered into a Senior Promissory Note (the “Note”) with the Noteholder for the sale and issuance of a 10% Senior Promissory Note in a principal amount of $100,000 (the “Financing”); and

B. WHERAS, on December 20, 2012 the Note became due and payable.

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

AGREEMENT

1.   Amendments to Senior Promissory Note.

1.1 The definition of “Maturity Date” in the preamble of the Note is hereby amended to mean June 20, 2013.

2.  Consideration. In consideration for this extension the Investor will receive warrants for 2,000,000 shares of common stock of the Company with an exercise price of $0.015. The warrants will have a 3-year redemption period that will expire February 12, 2016. The Company also agrees to pay Noteholder $15,833.33 in accrued interest through February 20, 2013. Interest is calculated as follows: 10% simple annual interest for the first 4 months and then 15% interest (“Default Rate”) for the following 10 months, ($10,000/12*4= $3,333.33 + $15,000/12*10=$12,500). For the remainder of this term through the Maturity Date, an additional $5,000 in interest will accrue. Payment of such interest will be made no later than February 28, 2013.

3.  Waiver of Events of Default. With the exception of the increase in interest rate to the Default Rate as detailed above, the Noteholder hereby waives any and all Events of Default that occurred or may have occurred prior to December 20, 2012.

4.  Full Force and Effect. The parties hereto acknowledge and agree that, except as expressly provided herein, the provisions of the Note shall remain unmodified and in full force and effect.

5.  Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature or email delivery of a “PDF,” and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

6.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, and assigns of the parties hereto.

7.  Governing Law; Venue. This Agreement shall be governed by the laws of the State of New York. Any legal action under this Agreement shall be brought in the state or federal courts located in the City of New York, New York.

IN WITNESS WHEREOF, the undersigned has duly executed this Waiver and Amendment #1 to the Note as of the Effective Date.

NOTEHOLDER:

/s/ David G. McCarthy
David G. McCarthy

COMPANY:

WOWIO, Inc.

/s/ Brian Altounian
By:	Brian Altounian
Its:	Chief Executive Officer

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